UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): October 26, 2007

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On October 26, 2007, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Chyron Corporation (the "Company") amended the Employment Agreement for the Company's President and Chief Executive Officer, Mr. Michael Wellesley-Wesley (the "CEO Employment Agreement"). The CEO Employment Agreement was amended as follows: (i) the expiration date was extended from February 21, 2008 to August 31, 2008 and the automatic renewal provision was deleted and replaced with a provision requiring the parties to begin good faith negotiations of an extension within 120 days before the end of the term; (ii) the base salary was changed from being paid in U.K. Pounds Sterling to U.S. dollars, so the CEO's base salary is now $442,000 per annum; (iii) a commutation allowance of $1,500 per month was added, and (iv) conforming changes were made to make the agreement compliant with the final regulations adopted under Section 409A of the Internal Revenue Code. The CEO Employment Agreement was made effective as of October 1, 2007.

As part of this process, the Company also amended the Terms of Severance Agreement for the Company's Senior Vice President and Chief Financial Officer, Mr. Jerry Kieliszak (the "Severance Agreement"), and the Change-in-Control Agreements for Mr. Wellesley-Wesley, Mr. Kieliszak and the Company's Senior Vice President and Chief Operating Officer, Mr. Kevin Prince (the "Change-in Control Agreements"). The Severance Agreement and the Change-in-Control Agreements were amended to conform to the final regulations adopted under Section 409A of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Exhibit No.	Description

10.1	Change-in-Control Agreement between Chyron Corporation and M. Wellesley-Wesley, dated October 26, 2007.
10.2	Change-in-Control Agreement between Chyron Corporation and J. Kieliszak, dated October 26, 2007.
10.3	Change-in-Control Agreement between Chyron Corporation and K. Prince, dated October 26, 2007.
10.4	Employment Agreement between Chyron Corporation and M. Wellesley-Wesley, dated October 26, 2007.
10.5	Terms of Severance Agreement between Chyron Corporation and J. Kieliszak, dated October 26, 2007.

Date: October 30, 2007